                                                                    EXHIBIT (12)

                                 April 5, 1999


Excelsior Funds, Inc.
73 Tremont Street
Boston, MA  02108-3913

          Re:  Plan of Reorganization with respect to Income
               and Growth Fund and Blended Equity Fund
               ---------------------------------------------

Dear Ladies and Gentlemen:

          You have asked for our opinion as to certain Federal income tax consequences of the transactions contemplated in the above-referenced Plan of Reorganization (the "Plan").

Background
----------

          Excelsior Funds, Inc. (the "Company") is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended. The Company currently offers shares in a number of investment portfolios, including the Income and Growth Fund (the "Transferor Fund") and the Blended Equity Fund (the "Surviving Fund").

          At the Effective Time of the Reorganization (as defined in the Plan), it is contemplated that the Transferor Fund will transfer all of its assets and liabilities to the Surviving Fund. In exchange for such transfer and in order to accomplish the reclassification of the Transferor Fund's shares (as described in the Plan), the Surviving Fund will contemporaneously issue to shareholders of the Transferor Fund full and fractional shares of the Surviving Fund having an aggregate net asset value equal to the value of the assets and liabilities of the Transferor Fund, and the existence of the Transferor Fund will be terminated. All of the above steps constitute the "Transactions."

          For purposes of this opinion, we have relied on certain written representations of an officer of the Company, a copy of which is attached hereto, and have assumed such representations to be true. We have also assumed that the Plan substantially in the form included as Appendix A to the Combined Proxy Statement/Prospectus (the "Proxy Statement"), a draft of which is part of the Registration Statement (the "Registration Statement") being filed this day with the SEC on Form N-14, will be duly authorized by the Company's Board of Directors and approved by the shareholders of the Transferor Fund, and the appropriate documents will be filed with the appropriate government agencies.

Conclusions
-----------

          Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the assumptions and representations referred to herein and the documents provided to us by you (including the Proxy Statement and the Plan), it is our opinion for Federal income tax purposes that:

          (i) the acquisition of the assets and assumption of the liabilities of the Transferor Fund by the Surviving Fund in return for shares of the Surviving Fund followed by the distribution of such shares to the shareholders of the Transferor Fund, as provided in the Plan, will constitute a "reorganization" within the meaning of section 368(a)(1)(C) or 368(a)(1)(D) of the Code, and each such Fund will be "a party to the reorganization" within the meaning of section 368(b) of the Code;

          (ii) in accordance with sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by the Transferor Fund as a result of the Transactions;

          (iii) in accordance with section 1032(a) of the Code, no gain or loss will be recognized by the Surviving Fund as a result of the Transactions;

          (iv) in accordance with section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Transferor Fund upon the receipt of the shares of the Surviving Fund in exchange for their shares of the Transferor Fund;

          (v) in accordance with section 358(a)(1) of the Code, the tax basis of the shares of the Surviving Fund received by the shareholders of the Transferor Fund will be the same as the tax basis of the shares of the Transferor Fund exchanged therefor in the Transactions;

          (vi) in accordance with section 362(b) of the Code, the tax basis of the assets received by the Surviving Fund in the Transactions will be the same as the tax basis of such assets in the hands of the Transferor Fund immediately before the Transactions;

          (vii) in accordance with section 1223(1) of the Code, the holding period of the shares of the Surviving Fund received by the shareholders of the Transferor Fund will include the holding period of the shares of the Transferor Fund exchanged therefor, provided that at the time of the exchange the shares of the Transferor Fund were held as capital assets;

          (viii) in accordance with section 1223(2) of the Code, the holding period of the Surviving Fund with respect to the assets acquired in the Transactions will include the period during which such assets were held by the Transferor Fund; and

          (ix) in accordance with section 381(a) of the Code, the Surviving Fund will succeed to the tax attributes of the Transferor Fund described in section 381(c) of the Code.

          This opinion represents our best legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above. Additionally, we express no opinion on the tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such change could affect the validity of the opinion set forth above. Also, future changes in Federal income tax laws and the interpretation thereof can have retroactive effect.

          We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the references to our firm under the caption "Information Relating to the Proposed Reorganization-- Federal Income Tax Consequences" in the Proxy Statement. In consenting to such references to our firm, we have not certified any part of the Registration Statement, and such consent does not establish that we come within the categories of persons whose consent is required under section 7 of the Securities Act of 1933 or under the rules and regulations of the SEC issued thereunder.

                                                   Very truly yours,


                                                   /s/ Drinker Biddle & Reath
                                                   -----------------------------
                                                   DRINKER BIDDLE & REATH LLP

                             EXCELSIOR FUNDS, INC.
                               73 Tremont Street
                            Boston, MA  02108-3913


                                 April 5, 1999


Drinker Biddle & Reath LLP
1345 Chestnut Street
Philadelphia, PA  19107

          Re:  Excelsior Funds, Inc. (the "Company")
               Plan of Reorganization with respect to Income
               and Growth Fund and Blended Equity Fund
               --------------------------------------------

Gentlemen:

          We have requested your opinion as to certain Federal income tax matters in connection with the proposed reorganization (the "Reorganization") of the Company's Income and Growth Fund (the "Transferor Fund") into the Company's Blended Equity Fund (the "Surviving Fund") pursuant to the above-referenced Plan of Reorganization (the "Plan"). At the Effective Time of the Reorganization (as defined in the Plan), it is contemplated that the Transferor Fund will transfer all of its assets and liabilities to the Surviving Fund. In exchange for such transfer and in order to accomplish the reclassification of the Transferor Fund's shares (as described in the Plan), the Surviving Fund will contemporaneously issue to shareholders of the Transferor Fund full and fractional shares of the Surviving Fund having an aggregate net asset value equal to the value of the assets and liabilities of the Transferor Fund, and the existence of the Transferor Fund will be terminated. All of the above steps constitute the "Transactions." To enable you to render such opinion, we are furnishing the following representations:

          1. Both the Transferor Fund and the Surviving Fund qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended, for their most recently ended fiscal year and will so qualify for their current fiscal year.

          2. The Transferor Fund will transfer to the Surviving Fund assets consisting of at least 90% of the fair market value of the Transferor Fund's net assets and at least 70% of the fair market value of its gross assets immediately prior to the Transactions. For purposes of this assumption, all of the following shall be considered as assets of the Transferor Fund held immediately prior to the Transactions: (a) amounts used by the Transferor Fund to pay its expenses in connection with the Transactions; and (b) all amounts used to make redemptions of or distributions on such Transferor Fund's shares (except for redemptions in the ordinary course of its business, as required by section 22(e) of the Investment Company Act of 1940, as amended, pursuant to a demand for redemption by a shareholder of the Transferor Fund, and distributions of net investment income and net capital gains, other than net capital gains resulting from sales of assets for the purpose of satisfying the investment objectives of the Surviving Fund, if any, that differ from the existing investment objectives of the Transferor Fund). Redemptions, if any, that appear to be initiated by such shareholders (or their successors) in connection with or as a result of the Plan or the Transactions will be considered to be assets of the Transferor Fund that were not transferred to the Surviving Fund.

     3. The Transferor Fund, as promptly as practicable, will distribute the Surviving Fund shares received in the Transactions to its shareholders in complete liquidation of the Transferor Fund and, having made such distributions, will take all necessary steps to terminate its existence.

     4. Prior to the Transactions, the Transferor Fund will continue its historic business within the meaning of Treasury Regulations section 1.368-1(d) and will not dispose of more than fifty percent (50%) of the fair market value of its assets for the purpose of satisfying the investment objectives of the Surviving Fund, if any, that differ from the existing investment objectives of the Transferor Fund.

     5. At the time of the Transactions, the adjusted income tax basis and the fair market value of the assets to be transferred by the Transferor Fund to the Surviving Fund will each equal or exceed the sum of the liabilities to be assumed by the Surviving Fund or to which such transferred assets are subject.

     6. At the time of the Transactions, there will be no plan or intention by the shareholders of the Transferor Fund who own five percent (5%) or more of the Transferor Fund's stock and, to the best of the knowledge of the management of the Trust, no plan or intention on the part of the remaining shareholders of the Transferor Fund, to sell, exchange or otherwise dispose of a number of shares of the Surviving Fund's stock to be received in the Transactions that would reduce the Transferor Fund shareholders' ownership of Surviving Fund stock to a number of shares having a value, as of the time of the Transactions, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of the Transferor Fund immediately prior to the Transactions. For purposes of this assumption, Surviving Fund shares or Transferor Fund shares surrendered by Transferor Fund shareholders in redemption or sold where such redemptions or sales, if any, appear to be initiated by Transferor Fund shareholders in connection with or as a result of the Plan or the Transactions, will be treated as outstanding Transferor Fund shares on the date of the Transactions. Moreover, for purposes of making this assumption, the Company has taken into account the fact that Transferor Fund shares and Surviving Fund shares held by Transferor Fund shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Transactions may be considered as outstanding Transferor Fund shares on the date of the Transactions, which were sold, redeemed or disposed of in connection with the Transactions.

     7. The Transferor Fund is not and will not be under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in any federal or state court.

     8. Following the Transactions, the Surviving Fund will use a significant portion of the Transferor Fund's historic business assets in a business, in an amount equal to at least 50% of the assets in the Transferor Fund's portfolio at the time of the Transactions, as increased by the amounts, if any, that the Transferor Fund paid to its shareholders in redemption of its shares, where such redemptions, if any, appear to have been initiated by such shareholders in connection with or as a result of the Plan or Transactions. In making this determination, dispositions made in the ordinary course of the Surviving Fund's business as an open-end investment company (i.e., dispositions made in the
                                            ---
ordinary course of business and independent of the Transactions) shall not be taken into account. In addition, following the Transactions, the Surviving Fund will continue the historic business of the Transferor Fund as a series of an open-end investment company investing primarily in domestic equity securities.

     9. At the time of the Transactions, the Surviving Fund will not have any plan or intention to reacquire any of its shares issued in the Transactions, except in the ordinary course of business.

     10. At the time of the Transactions, the Surviving Fund will not have any plan or intention to sell or otherwise to dispose of any of the assets of the Transferor Fund acquired in the Transactions, except for dispositions made in the ordinary course of business or, in order to conform with the Surviving Fund's criteria for the selection of investments and the reinvestment of the proceeds in a manner consistent with the historic investment policies of both the Transferor Fund and the Surviving Fund ("Realignment Dispositions"), which Realignment Dispositions shall be limited to the extent required by the above representation relating to the continuation by the Surviving Fund of the historic business of the Transferor Fund. For purposes of this representation, Realignment Dispositions made by the Transferor Fund, if any, will be considered to have been made by the Surviving Fund.

     11. All fees and expenses incurred and borne by any party to the Transactions shall be solely and directly related to the Transactions and shall be paid directly by such party to the relevant providers of services or other payees, in accordance with the principles set forth in Rev. Rul. 73-54, 1973-1 C.B. 187. Transferor Fund shareholders will pay their respective expenses, if any, incurred in connection with the Transactions.

     12. The liabilities of the Transferor Fund that will be assumed by the Surviving Fund and the liabilities, if any, to which the transferred assets will be subject were incurred by the Transferor Fund in the ordinary course of its business.

     13. There is and will be no interfund indebtedness between the Surviving Fund and the Transferor Fund that was issued, acquired or will be settled at a discount.

     14. The Surviving Fund does not own, has not owned during the past five years, and will not own, any stock of the Transferor Fund, directly or indirectly.

     15. The Transactions have been proposed for the purposes set forth in the Combined Proxy Statement/Prospectus, a draft of which is part of the Registration Statement being filed this day with the Securities and Exchange Commission.

     We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith. We undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                        Very truly yours,

                                        EXCELSIOR FUNDS, INC.


                                        By:  /s/ Frederick S. Wonham
                                             -----------------------
                                             Chairman, President and Treasurer

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